Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-192506) pertaining to the 2013 Omnibus Equity Incentive Plan and the 2013 Employee Stock Purchase Plan of Marcus & Millichap, Inc. of our report dated March 21, 2014, with respect to the consolidated financial statements of Marcus & Millichap, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Francisco, California

March 21, 2014